ASTEC INDUSTRIES, INC. CORRECTS TYPOGRAPHICAL ERRORS CONTAINED IN ITS OCTOBER 20, 2004 PRESS RELEASE

CHATTANOOGA, Tenn. (October 21, 2004) - Astec Industries, Inc. (Nasdaq: ASTE)

The first paragraph of the Astec Industries, Inc.'s October 20, 2004 Press Release contained typographical errors reporting net sales as $111.4 million and net income as $.4 million. As set forth in the financial statements accompanying the Press Release, net sales for the third quarter of 2004 were, in fact, $111.7 million and net income for the third quarter of 2004 was, in fact, $.7 million.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world's infrastructure. Astec's manufacturing operations are divided into four business segments: aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.

For Additional Information Contact:

F. McKamy Hall

Vice President and Chief Financial Officer

Phone: (423) 899-5898

Fax: (423) 899-4456

E-mail: mhall@astecindustries.com